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                                                                     Exhibit 21
                                 Subsidiaries
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Rite Aid Hdqtrs. Corp.
Rite Aid of Alabama, Inc.
Rite Aid of Connecticut, Inc.
Rite Aid of Delaware, Inc.
Rite Aid of Florida, Inc.
Rite Aid of Georgia, Inc.
Rite Aid of Illinois, Inc.
Rite Aid of Indiana, Inc.
Rite Aid of Kentucky, Inc.
Rite Aid of Maine, Inc.
Rite Aid of Maryland, Inc.
Rite Aid of Massachusetts, Inc.
Rite Aid of Michigan, Inc.
Rite Aid of new Hampshire, Inc.
Rite Aid of New Jersey, Inc.
Rite Aid of New York, Inc.
Rite Aid of North Carolina, Inc.
Rite Aid of Ohio, Inc.
Rite Aid of Pennsylvania, Inc.
Rite Aid of South Carolina, Inc.
Rite Aid of Tennessee, Inc.
Rite Aid of Vermont, Inc.
Rite Aid of Virginia, Inc.
Rite Aid of Washington, D.C., Inc.
Rite Aid of West Virginia, Inc.
Drug Fair of PA, Inc.
Drug Fair, Inc.
Eagle Managed Care Corp.
GDF, Inc.
Harco, Inc.
The Lane Drug Company
Keystone Centers, Inc.
Ocean Acquisition Corporation
PCS Holding Corporation
Perry Drug Stores, Inc.
Reed, Inc.
Rite Aid Funding LLC
Rite Investments Corp.
Rite Aid Drug Palace, Inc.
Rite Aid Rome Distribution Center, Inc.
Rite Aid Transport, Inc.
RX Choice, Inc.
Script South
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Thrifty Payless, Inc.
W.R.A.C., Inc.
3581 Carter Hill Road -Montgomery Corp.
4042 Warrensville Center Road -Warrensville Ohio, Inc.
5277 Associates, Inc.
537 Elm Street Corporation
5600 Superior Properties, Inc.
657-659 Broad St. Corp.
Broadview and Wallings -Broadview Heights Ohio, Inc.
Dominion Action One Corporation
Dominion Action Two Corporation
Dominion Action Three Corporation
Dominion Action Four Corporation
Dominion Drug Stores Corp.
England Street-Asheland Corporation
Jaime Nathan Travis Corporation
Lakehurst and Broadway Corporation
Patton Drive and Navy Boulevard Property Corporation
Portfolio Medical Services, Inc.
Rack Rite Distributors, Inc.
Ram-Utica, Inc.
Rite Aid Venturer #1, Inc.
Rite Fund, Inc.
The Muir Company
Virginia Corporation
K&B, Incorporated
K&B Alabama Corporation
K&B Florida Corporation
K&B Louisiana Corporation
K&B Mississippi Corporation
K&B Services, Incorporated
K&B Tennessee Corporation
K&B Texas Corporation
K&B Trainees, Inc.
Katz & Besthoff, Inc.
Super Beverage of Texas #2, Inc.
Super Beverage of Texas #3, Inc.
Super Beverage of Texas #4, Inc.
Super Beverage of Texas #5, Inc.
Super Beverage of Texas #6, Inc.
Super Distributors, Inc.
Super Ice Cream Suppliers, Inc.
Super Laboratories, Inc.
Super Pharmacy Network, Inc.
Super Tobacco Distributors, Inc.
PCS Health Systems, Inc.
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PCS Services, Inc.
PCS Mail Service of Fort Worth, Inc.
PCS Mail Service of Birmingham, Inc.
PCS Mail Services of Scottsdale, Inc.
PCS Mail Services, Inc.
Clinical Pharmaceuticals, Inc.
Apex Drug Stores, Inc.
PDS-1 Michigan, Inc.
RDS Detroit, Inc.
Perry Distributors, Inc.
PL Xpress, Inc.
Thrifty Corporation
P.L.D. Enterprises, Inc.
Rite Aid Lease Management Company
Rite Aid Realty Corp.
Thrifty Wilshire, Inc.
Sophie One Corp.
Name Rite LLC
112 Burliegh Avenue Norfolk, LLC
1515 West State Street Boise, Idaho, LLC
1525 Cortyou Road -Brooklyn Inc.
1740 Associates, LLC
764 South Broadway -Geneva, Ohio, LLC
912 Elmwood Avenue -Buffalo, LLC
Ann & Government Streets -Mobile, Alabama, LLC
Baltimore/Annapolis Boulevard & Governor Richie Hwy-Glen Burnie, MD, LLC
Central Avenue and Main Street -Petal, MS, LLC
Eighth and Water Streets -Ulrichsville, Ohio, LLC
Euclid and Wilders Roads -Bay City, LLC
Gettysburg and Hoover-Dayton, Ohio, LLC
Gratiot & Center -Saginaw Township, Michigan, LLC
Louisville Avenue & North 18th Street-Monroe, Louisiana, LLC
Main & McPherson-Clyde, LLC
Mayfield & Chillicothe Roads-Chesterland, LLC
Munson & Andrews LLC
Northline & Dix -Toledo -Southgate, LLC
Paw Paw Lake Road & Paw Paw Avenue0Coloma, Michigan, LLC
Richmond Road & Monticello Boulevard-Richmond Heights, Ohio, LLC
Route 1 and Hood Road -Fredericksburg, LLC
Route 202 at Route 124 Jaffrey-New Hampshire, LLC
Seven Mile and Evergreen-Detroit, LLC
Silver Springs Road-Baltimore, Maryland/One, LLC
Silver Springs Road-Baltimore, Maryland/Two, LLC
State Street and Hill Road-Gerard, Ohio, LLC
State & Fortification Streets -Jackson, Mississippi, LLC
Tyler and Sanders Roads, Birmingham-Alabama, LLC